EXHIBIT 11.1
                            CORNELL CORRECTIONS, INC.
                 Statement Re: Computation of Per Share Earnings
                     (in thousands except per share amounts)

                                             THREE MONTHS ENDED SEPTEMBER 30,                NINE MONTHS ENDED SEPTEMBER 30,
                                       --------------------------------------------    --------------------------------------------
                                               2000                    1999                    2000                    1999
                                       --------------------    --------------------    --------------------    --------------------
                                        BASIC      DILUTED      BASIC      DILUTED      BASIC      DILUTED      BASIC      DILUTED
                                       --------    --------    --------    --------    --------    --------    --------    --------
Net Earnings .......................   $  1,932    $  1,932    $  2,287    $  2,287    $  6,096    $  6,096    $  2,554    $  2,554
                                       ========    ========    ========    ========    ========    ========    ========    ========

Shares used in computing
  net earnings per share:
     Weighted average common
       shares and common share
       equivalents .................     10,161      10,161      10,138      10,138      10,157      10,157      10,126      10,126


     Less treasury shares ..........       (770)       (770)       (697)       (697)       (722)       (722)       (697)       (697)

     Effect of shares issuable
       under stock options and
       warrants based on the
       treasury stock method .......       --           134        --           210        --           135        --           244
                                       --------    --------    --------    --------    --------    --------    --------    --------

                                          9,391       9,525       9,440       9,650       9,435       9,570       9,429       9,673
                                       --------    --------    --------    --------    --------    --------    --------    --------


 Net earnings per share ............   $   0.21    $   0.20    $   0.24    $   0.24    $   0.65    $   0.64    $   0.27    $   0.26
                                       ========    ========    ========    ========    ========    ========    ========    ========